EXHIBIT 3.1



                  CERTIFICATE OF FORMATION

                             OF

                    AETNA CAPITAL L.L.C.


          This Certificate of Formation of Aetna Capital
L.L.C. (the "L.L.C.") dated as of March 23, 1994 is being duly executed and filed by Aetna Life and Casualty Company, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. section 18-101, et seq.).

          FIRST. The name of the limited liability company formed hereby is Aetna Capital L.L.C.

          SECOND. The address of the registered office of the L.L.C. in the State of Delaware is c/o RL&F Service
Corp., One Rodney Square, 10th Floor, Tenth and King
Streets, Wilmington, New Castle County, Delaware 19801.

          THIRD. The name and address of the registered agent for service of process on the L.L.C. in the State of Delaware is RL&F Service Corp., One Rodney Square, 10th
Floor, Tenth and King Streets, Wilmington, New Castle
County, Delaware 19801.

          FOURTH. The latest date on which the L.L.C. is to dissolve is March 23, 2104.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                         AETNA LIFE AND CASUALTY COMPANY

                              /s/  JEAN M. WAGGETT
                              Name:  Jean M. Waggett
                              Title: Vice President and
                                     Corporate Secretary